StoneX® VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/SNEX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SNEX

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Annabelle G. Bexiga	☐	☐	02 - Scott J. Branch	☐	☐	03 - Diane L. Cooper	☐	☐
04 - John Fowler	☐	☐	05 - Steven Kass	☐	☐	06 - Bruce W. Krehbiel	☐	☐
07 - Sean M. O'Connor	☐	☐	08 - Eric Parthemore	☐	☐	09 - John Radziwill	☐	☐

Proposal	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2021 fiscal year.	☐	☐	☐
3. To approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
4. To approve an amendment to the 2013 Stock Option Plan to increase the total number of shares authorized for issuance under the Plan from 2,000,000 shares to 3,000,000 shares.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03D9RC

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SNEX Notice of 2021 Annual Meeting of Shareholders StoneX Group Inc. 155 East 44th Street – Suite 900 New York, NY 10017 Proxy Solicited by Board of Directors for Annual Meeting on February 25, 2021 John Radziwill or Sean M. O’Connor, (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of StoneX Group Inc. to be held on February 25, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — STONEX GROUP INC. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Non-Voting ItemsC + + Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 25, 2021 Change of Address — Please print new address below. Comments — Please print your comments below. The 2021 Annual Meeting of Shareholders of StoneX Group Inc. will be held on Thursday, February 25, 2021 at 10:00 A.M. Eastern Time, virtually via the internet at www.meetingcenter.io/270285856. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — SNEX2021.